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                                                                    EXHIBIT 23.1

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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As independent certified public accountants, we hereby consent to the incorporation in this Form 8-K/A-2 of our report dated March 5, 1997 on the combined financial statements of Inteuro Parts Distributors, Inc. and Car Body Concepts, Inc. (the "Companies") as of and for the year ended December 31, 1996. It should be noted that we have not audited any combined or individual financial statements of the Companies subsequent to December 31, 1996 or performed any audit procedures subsequent to the date of our report.



ARTHUR ANDERSEN LLP

Miami, Florida
March 20, 1998